Ex 99.1

CONTACT:                   Investor Relations                        (214) 792-4415

SOUTHWEST AIRLINES REPORTS SECOND QUARTER EARNINGS

DALLAS, TEXAS – August 4, 2011 – Southwest Airlines Co. (NYSE:LUV) (the “Company”) today reported second quarter 2011 net income of $161 million, or $.21 per diluted share, compared to net income of $112 million, or $.15 per diluted share, for second quarter 2010.  Operating income was $207 million for second quarter 2011, compared to $363 million for second quarter 2010.  The 2011 results include the results of AirTran since the May 2, 2011, acquisition date.  Prior periods do not include AirTran’s results.
Both periods’ results included special items related to non-cash, mark-to-market, and other items associated with a portion of the Company’s fuel hedge portfolio.   In addition, second quarter 2011 results included approximately $40 million (net of taxes) in charges primarily related to financial advisory fees and severance payments in association with the Company’s acquisition and integration of AirTran.  Excluding special items in both periods, second quarter 2011 net income was $121 million, or $.15 per diluted share, compared to $216 million, or $.29 per diluted share, for second quarter 2010.  Additional information regarding special items is included in this release and in the accompanying reconciliation tables.
Gary C. Kelly, Chairman of the Board, President, and Chief Executive Officer, stated, “With energy prices surging, and Brent crude oil near $120 a barrel, significant revenue growth was critical to achieve second quarter 2011 operating income of $276 million and net income of $121 million (both excluding special items).  Record load factors and record passenger yields resulted in a record $3.9 billion in passenger revenues.  Still, with our economic fuel costs rising 72 percent, our year-over-year revenue growth could not keep pace.  However, total operating revenues of $4.1 billion, another record, is a notable accomplishment.
 “Southwest Airlines celebrated a momentous milestone this quarter with the closing of our AirTran acquisition, and it couldn’t have come at a more critical time with volatile fuel prices and economic uncertainty.  We have the opportunity to optimize AirTran’s flight schedule to boost its profitability. Ultimately, integrating their network into Southwest’s provides even more substantial opportunities to boost combined revenues and profits.  The acquisition has the dual benefit of positioning the Company for future growth in an improving economic environment or cushioning it against worsening economic conditions.  As we undertake the multi-year effort to successfully integrate AirTran into Southwest Airlines, we will continue to focus on our safe, efficient, and reliable operations; strong Culture; and outstanding Customer Service.”

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AirTran became a wholly-owned subsidiary of the Company on May 2, 2011. Second quarter 2011 results discussed in this release and provided in the accompanying unaudited Condensed Consolidated Financial Statements and Comparative Consolidated Operating Statistics include the results of operations and cash flows for AirTran from May 2, 2011 through June 30, 2011, including the impact of purchase accounting.  Periods presented prior to the acquisition date do not include AirTran’s results.  However, the Company believes the analysis of specified financial results on a “combined basis” provides more meaningful year-over-year comparability.  Financial information on a “combined basis” is the sum of the historical financial results of the Company and AirTran for periods prior to the acquisition date, but includes the impact of purchase accounting only as of May 2, 2011.  Supplemental financial information on a “combined basis” and accompanying reconciliations have been included in this release and at southwest.com/investor_relations.

Financial Results
The Company’s total operating revenues for second quarter 2011 increased 30.6 percent to $4.1 billion, compared to $3.2 billion for second quarter 2010.  Operating unit revenues increased 5.7 percent compared to second quarter 2010.  On a combined basis, operating unit revenues increased 7.4 percent from second quarter 2010.  Based on bookings and revenue trends thus far, the Company expects third quarter 2011 unit revenues to improve from third quarter 2010’s combined unit revenue performance of 12.13 cents.
Total second quarter 2011 operating expenses were $3.9 billion, compared to $2.8 billion in second quarter 2010.  Excluding special items, second quarter 2011 unit costs increased 13.5 percent from second quarter 2010, mostly due to a 38.4 percent year-over-year increase in economic fuel costs per gallon.   Second quarter 2011 economic fuel costs of $3.28 per gallon included $0.03 per gallon in favorable cash settlements for fuel derivative contracts.  Based on the Company’s third quarter 2011 fuel hedge position and market prices (as of August 1st), third quarter 2011 economic fuel costs, including fuel taxes, are estimated to be approximately $3.30 per gallon.  Additional information regarding the Company’s fuel derivative contracts is included in the accompanying tables.
Excluding fuel and special items in both periods, second quarter 2011 unit costs increased 1.4 percent from second quarter 2010.  On a combined basis, nonfuel unit costs, excluding special items, increased 3.1 percent from second quarter last year.  Based on current cost trends, the Company expects its third quarter 2011 unit costs, excluding fuel and special items, to increase from third quarter 2010’s combined unit costs, excluding fuel and special items, of 7.27 cents.

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Operating income for second quarter 2011 was $207 million, compared to $363 million in second quarter 2010.  Excluding special items in both periods, operating income was $276 million for second quarter 2011 compared to $414 million for second quarter 2010.  On a combined basis, second quarter 2011 operating income, excluding special items, was $295 million, compared to $488 million in second quarter 2010.
The second quarter year-over-year $259 million swing in “Other (gains) losses, net” primarily resulted from unrealized gains/losses associated with the Company’s fuel hedging program.  Excluding these special items, “Other losses, net” primarily consisted of premium costs associated with the Company’s fuel derivative contracts of $26 million in second quarter 2011, compared to $30 million in second quarter 2010.  On a combined basis, second quarter 2011 “Other gains” was $125 million compared to “Other losses” of $187 million in second quarter 2010.  Excluding special items and on a combined basis, “Other losses, net” primarily consisted of premium costs totaling $28 million in second quarter 2011, compared to $37 million in second quarter 2010.
Total operating revenues for the six months ended June 30, 2011 increased 24.8 percent to $7.2 billion, while total operating expenses increased 28.5 percent to $6.9 billion, resulting in operating income in first half 2011 of $321 million, versus $417 million in first half 2010.  Excluding special items in both periods, operating income was $387 million for first half 2011, compared to $516 million for the same period last year.  On a combined basis, total operating revenues for the six months ended June 30, 2011 increased 15.1 percent to $8.2 billion, while total operating expenses increased 19.5 percent to $7.9 billion, resulting in combined operating income in first half 2011 of $290 million, versus $503 million in first half 2010 .  Excluding special items in both periods, combined operating income for first half 2011 was $382 million, compared to $602 million for the same period last year.
Net income for first half 2011 was $166 million, or $.22 per diluted share, compared to $123 million, or $.17 per diluted share, for the same period last year.  Excluding special items, net income for first half 2011 was $142 million, or $.19 per diluted share, compared to $239 million, or $.32 per diluted share, for the same period last year.
The Company’s return on invested capital (before taxes and excluding special items) was approximately nine percent for the twelve months ended June 30, 2011, including AirTran’s results beginning May 2, 2011.  Additional information regarding pretax return on invested capital is included in the accompanying reconciliation tables.

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AirTran Acquisition
 “Of course, the highlight of the quarter was welcoming AirTran to the Southwest family on May 2nd,” stated Kelly.  “Our integration efforts are well underway, and I am pleased with our progress thus far.  We implemented a new leadership structure for the combined companies following the acquisition, and Employee communication channels were enhanced to ensure Employees of both airlines remain well-informed of the integration plans and progress.  We have streamlined a number of corporate functions and renegotiated many contracts, which will produce approximately $50 million (before taxes and profitsharing) in annualized cost synergies.
“Our labor workgroups are making good progress on seniority list integration discussions.  The Pilot negotiating committees of the Southwest Airlines Pilots’ Association (“SWAPA”) and the Air Line Pilots Association (“ALPA”) have agreed on a framework for seniority list integration.  The agreement has been unanimously approved by the SWAPA Board.  If approved by the ALPA Board, the agreement will go to the memberships for ratification.  I commend our Pilots for their dedication and leadership to have already accomplished this integral step towards a successful integration.
 “Although AirTran is expected to operate under the AirTran brand for another couple of years, stations with a dual airline presence are being transitioned to locate ticket counters and gates in closer proximity. We will begin transitioning aircraft, airports, and Employees next year.  We expect to receive our single operating certificate from the Federal Aviation Administration in first quarter 2012.
“These accomplishments, among many others, are noteworthy in just three months time.  I thank all of our hard-working Employees for their unwavering efforts as we integrate these two great companies, and position Southwest for an exciting and healthy future.”
The Company has incurred $75 million in costs associated with the acquisition and integration of AirTran during 2011, of which $58 million were in second quarter 2011.  The Company expects total acquisition and integration costs will be approximately $500 million.  Including the anticipated benefit of net synergies, but excluding the impact of acquisition and integration costs, the Company expects the acquisition to be accretive to its fully-diluted earnings per share in 2011, as it was in second quarter 2011.  The Company currently estimates that net annual pre-tax synergies will exceed $400 million by 2013.

Capacity Plans
Kelly continued, “Given the pessimistic near-term outlook for fuel prices and the U.S. economy, we have re-evaluated our capacity plans.  We trimmed our 2012 winter schedule, published last week, which began to coordinate the Southwest and AirTran networks.  We have reduced our planned 2012 capacity to be equal to or less than our 2011 combined available seat miles.  We will be aggressive in our efforts to optimize our combined networks and redeploy capacity more profitably.”
The Company expects its 2011 combined available seat miles to grow in the four to five percent range as compared to its 2010 combined capacity.

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Liquidity
Net cash provided by operations for second quarter 2011 was $237 million and capital expenditures were $215 million.  The acquisition of AirTran was funded with $518 million of cash on hand, and 44 million shares of the Company’s common stock.   After considering the cash balances acquired from AirTran, the net cash outlay was $35 million. Subsequent to the acquisition date, convertible notes previously held by AirTran note holders were either converted or called by the Company for an aggregate of approximately seven million shares of the Company’s common stock and $81 million in cash.  The Company’s $600 million bank credit facility, which was due to expire in October 2012, was replaced during the second quarter with a new, five-year, $800 million unsecured revolving credit line.  The Company also terminated AirTran’s $100 million combined revolving credit and letter of credit facility.  As of June 30, 2011, the Company had $4.4 billion in unrestricted cash and short-term investments, which did not include $85 million in net cash collateral held by its fuel hedge counterparties.
Net cash provided by operations for first half 2011 was $1.2 billion, and capital expenditures were $272 million, resulting in approximately $900 million in free cash flow.  The Company repaid $143 million in debt during first half 2011, and is scheduled to repay approximately $494 million in debt for the remainder of 2011, and approximately $560 million in 2012.  The Company expects to generate free cash flow for all of 2011, based on current trends and projected 2011 capital expenditures of approximately $900 million.

Awards and recognitions
•
Voted the Customer Satisfaction Leader in Consumer Reports’ list of airline ratings receiving the highest rankings in check-in ease, cabin crew service, cabin cleanliness, baggage handling, and seating comfort

•	Named first in the American Customer Satisfaction Index in the Transportation sector
•	Ranked sixth in the 2011 Customer Service Hall of Fame by MSN Money, the only airline to make the top ten
•
Ranked second in the J.D. Power and Associates 2011 North America Airlines Satisfaction Study based on overall customer satisfaction with cost and fees, inflight service, flight crew, aircraft, boarding & baggage, check-in, and reservations

•	Recognized by Glassdoor as one of the best companies for work-life balance
•	Named one of the 100 Top Military Friendly Employers by GI Jobs magazine
•	Awarded for Best Practices in Supplier Diversity by the Dallas Fort Worth Minority Business Council
•	Recognized as a 2011 Stevie Award Winner in the Transportation category by The International Business Awards for outstanding performance in the workplace worldwide

    Southwest will discuss its second quarter 2011 results on a conference call at 11:30 a.m. Eastern Time today.  A live broadcast of the conference call will also be available at southwest.com/investor_relations.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Specific forward-looking statements include, without limitation, statements related to (i) the Company’s growth plans and expectations, including network and capacity plans and expectations; (ii) the Company’s financial outlook; (iii) the Company’s plans and expectations related to managing risk associated with changing jet fuel prices; (iv) the Company’s plans and expectations with respect to its acquisition of AirTran, including the expected costs and benefits of the acquisition, as well as the Company’s integration plans and expectations; and (v) the Company’s expectations with respect to liquidity. These forward-looking statements are based on the Company's current intent, expectations, and projections and are not guarantees of future performance.  These statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.  Factors include, among others, (i) changes in the price of aircraft fuel, the impact of hedge accounting, and any changes to the Company’s fuel hedging strategies and positions; (ii) the impact of the economy on demand for air travel and fluctuations in consumer demand generally for the Company’s services; (iii) the impact of fuel prices and economic conditions on the Company’s overall business plan and strategies; (iv) the Company’s ability to successfully integrate AirTran and realize the expected synergies from the transaction; (v) actions of competitors, including without limitation pricing, scheduling, and capacity decisions, and consolidation and alliance activities; (vi) the Company’s ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (vii) the impact of governmental regulations on the Company’s operations; and (viii) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (1)
(in millions, except per share amounts)
(unaudited)

	Three months ended			Six months ended
	June 30,			June 30,
	2011	2010	Percent Change	2011	2010	Percent Change

OPERATING REVENUES:
Passenger	$3,876	$3,016	28.5	$6,814	$5,511	23.6
Freight	36	33	9.1	67	63	6.3
Other	224	119	88.2	357	224	59.4
Total operating revenues	4,136	3,168	30.6	7,238	5,798	24.8

OPERATING EXPENSES:
Salaries, wages, and benefits	1,125	946	18.9	2,078	1,810	14.8
Fuel and oil	1,527	933	63.7	2,565	1,754	46.2
Maintenance materials and repairs	246	194	26.8	444	360	23.3
Aircraft rentals	79	45	75.6	125	92	35.9
Landing fees and other rentals	247	206	19.9	448	396	13.1
Depreciation and amortization	176	154	14.3	332	308	7.8
Acquisition and integration	58	-	n.a.	75	-	n.a.
Other operating expenses	471	327	44.0	850	661	28.6
Total operating expenses	3,929	2,805	40.1	6,917	5,381	28.5

OPERATING INCOME	207	363	(43.0)	321	417	(23.0)

OTHER EXPENSES (INCOME):
Interest expense	51	42	21.4	94	83	13.3
Capitalized interest	(2)	(5)	(60.0)	(5)	(10)	(50.0)
Interest income	(4)	(4)	-	(7)	(6)	16.7
Other (gains) losses, net	(113)	146	n.a.	(54)	150	n.a.
Total other (income) expenses	(68)	179	n.a.	28	217	n.a.

INCOME BEFORE INCOME TAXES	275	184	49.5	293	200	46.5
PROVISION FOR INCOME TAXES	114	72	58.3	127	77	64.9

NET INCOME	$161	$112	43.8	$166	$123	35.0

NET INCOME PER SHARE:
Basic	$0.21	$0.15		$0.22	$0.17
Diluted	$0.21	$0.15		$0.22	$0.17

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	780	745		764	744
Diluted	787	746		765	745

(1) Includes May and June 2011 financial results for AirTran, and the impact of purchase accounting as of May 2, 2011. See Supplemental Combined Statement I for selected financial information on a combined basis, including AirTran for periods prior to the acquisition date.

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF REPORTED AMOUNTS TO NON-GAAP ITEMS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions, except per share amounts)
(unaudited)

	Three months ended			Six months ended
	June 30,			June 30,
	2011	2010	Percent Change	2011	2010	Percent Change
Fuel and oil expense, unhedged	$1,533	$843		$2,577	$1,573
Add/(Deduct): Fuel hedge (gains) losses included in Fuel and oil expense	(6)	90		(12)	181
Fuel and oil expense, as reported	$1,527	$933		$2,565	$1,754
Add/(Deduct): Net impact from fuel contracts (2)	(11)	(51)		6	(99)
Fuel and oil expense, economic	$1,516	$882	71.9	$2,571	$1,655	55.3

Total operating expenses, as reported	$3,929	$2,805		$6,917	$5,381
Add/(Deduct): Net impact from fuel contracts (2)	(11)	(51)		6	(99)
Total operating expenses, economic	$3,918	$2,754		$6,923	$5,282
Add: Charge for Acquisition and integration costs, net (3)	(58)	-		(72)	-
Total operating expenses, non-GAAP	$3,860	$2,754	40.2	$6,851	$5,282	29.7

Operating income (loss), as reported	$207	$363		$321	$417
Add/(Deduct): Net impact from fuel contracts (2)	11	51		(6)	99
Operating income, economic	$218	$414		$315	$516
Add: Charge for Acquisition and integration costs, net (3)	58	-		72	-
Operating income, non-GAAP	$276	$414	(33.3)	$387	$516	(25.0)

Other (gains) losses, net, as reported	$(113)	$146		$(54)	$150
Add/(Deduct): Net impact from fuel contracts (2)	140	(115)		111	(88)
Other losses, net, non-GAAP	$27	$31	(12.9)	$57	$62	(8.1)

Income before income taxes, as reported	$275	$184		$293	$200
Add/(Deduct): Net impact from fuel contracts (2)	(129)	166		(117)	187
	$146	$350		$176	$387
Add: Charge for Acquisition and integration costs, net (3)	58	-		72	-
Income before income taxes, non-GAAP	$204	$350	(41.7)	$248	$387	(35.9)

Net income, as reported	$161	$112		$166	$123
Add/(Deduct): Net impact from fuel contracts (2)	(129)	166		(117)	187
Income tax impact of fuel contracts	49	(62)		45	(71)
	$81	$216		$94	$239
Add: Charge for Acquisition and integration costs, net (4)	40	-		48	-
Net income, non-GAAP	$121	$216	(44.0)	$142	$239	(40.6)

Net income per share, diluted, as reported	$0.21	$0.15		$0.22	$0.17
Add/(Deduct): Net impact from fuel contracts	(0.10)	0.14		(0.09)	0.15
	$0.11	$0.29		$0.13	$0.32
Add: Impact of special items, net (4)	0.04	-		0.06	-
Net income per share, diluted, non-GAAP	$0.15	$0.29	(48.3)	$0.19	$0.32	(40.6)

(1) Includes May and June 2011 financial results for AirTran, and the impact of purchase accounting as of May 2, 2011. See Supplemental Combined Statement II for a reconciliation of selected combined amounts to non-GAAP items, including AirTran for periods prior to the acquisition date.

(2) See Reconciliation of Impact from Fuel Contracts.
(3) Amounts net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

(4) Amounts net of taxes and profitsharing as described in footnote (3) above.

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF IMPACT FROM FUEL CONTRACTS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Fuel & Oil Expense
Reclassification between Fuel & Oil and Other gains
losses, net, associated with current period settled contracts	$(11)	$7	$(9)	$11
Contracts settling in the current period, but for which gains
and/or losses have been recognized in a prior period *	-	(58)	15	(110)
Impact from fuel contracts to Fuel & oil expense	$(11)	$(51)	$6	$(99)

Operating Income
Reclassification between Fuel & Oil and Other gains
losses, net, associated with current period settled contracts	$11	$(7)	$9	$(11)
Contracts settling in the current period, but for which gains
and/or losses have been recognized in a prior period *	-	58	(15)	110
Impact from fuel contracts to Operating Income	$11	$51	$(6)	$99

Other (gains) losses
Mark-to-market impact from fuel contracts
settling in current and future periods	$136	$(57)	$139	$(31)
Ineffectiveness from fuel hedges settling in future periods	(7)	(51)	(37)	(46)
Reclassification between Fuel and oil and Other gains
losses, net, associated with current period settled contracts	11	(7)	9	(11)
Impact from fuel contracts to Other (gains) losses	$140	$(115)	$111	$(88)

Net Income
Mark-to-market impact from fuel contracts
settling in current and future periods	$(136)	$57	$(139)	$31
Ineffectiveness from fuel hedges settling in future periods	7	51	37	46
Other net impact of fuel contracts settling in the
current or a prior period (excluding reclassifications)	-	58	(15)	110
Impact from fuel contracts to Net Income **	$(129)	$166	$(117)	$187

(1) Includes May and June 2011 financial results for AirTran.
* As a result of prior hedge ineffectiveness and/or contracts marked to market through earnings
** Excludes income tax impact of unrealized items

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SOUTHWEST AIRLINES CO.
COMPARATIVE CONSOLIDATED OPERATING STATISTICS (1)
(unaudited)

	Three months ended				Six months ended
	June 30,				June 30,
	2011	2010	Change		2011	2010	Change
Revenue passengers carried	27,114,480	22,883,422	18.5%		48,229,595	42,860,257	12.5%
Enplaned Passengers	33,430,914	27,554,201	21.3%		59,030,032	51,248,665	15.2%
Revenue passenger miles (RPMs) (000s)	25,883,849	20,206,229	28.1%		45,079,735	37,367,943	20.6%
Available seat miles (ASMs) (000s)	31,457,412	25,471,845	23.5%		55,963,085	48,091,305	16.4%
Load Factor	82.3%	79.3%	3.0	pts	80.6%	77.7%	2.9	pts
Average length of passenger haul (miles)	955	883	8.2%		935	872	7.2%
Average aircraft stage length (miles)	685	650	5.4%		672	642	4.7%
Trips flown	340,768	287,222	18.6%		614,591	549,114	11.9%
Average passenger fare	$142.94	$131.82	8.4%		$141.29	$128.60	9.9%
Passenger revenue yield per RPM (cents)	14.97	14.93	0.3%		15.12	14.75	2.5%
RASM (cents)	13.15	12.44	5.7%		12.93	12.06	7.2%
PRASM (cents)	12.32	11.84	4.1%		12.18	11.46	6.3%
CASM (cents)	12.49	11.01	13.4%		12.36	11.19	10.5%
CASM , excluding fuel (cents)	7.63	7.35	3.8%		7.77	7.54	3.1%
CASM, excluding special items (cents)	12.27	10.81	13.5%		12.24	10.98	11.5%
CASM, excluding fuel and special items (cents)	7.45	7.35	1.4%		7.64	7.54	1.3%
Fuel costs per gallon, including fuel tax (unhedged)	$3.31	$2.26	46.5%		$3.15	$2.24	40.6%
Fuel costs per gallon, including fuel tax	$3.30	$2.50	32.0%		$3.13	$2.49	25.7%
Fuel costs per gallon, including fuel tax (economic)	$3.28	$2.37	38.4%		$3.14	$2.35	33.6%
Fuel consumed, in gallons (millions)	462	372	24.2%		817	701	16.5%
Active fulltime equivalent Employees	43,805	34,636	26.5%		43,805	34,636	26.5%
Aircraft in service at period-end	694	544	27.6%		694	544	27.6%

PRASM (Passenger unit revenue) - Passenger revenue yield per ASM
RASM (unit revenue) - Operating revenue yield per ASM
CASM (unit costs) - Operating expenses per ASM

(1) Includes May and June 2011 operating statistics for AirTran, and the impact of purchase accounting as of May 2, 2011. See Supplemental Combined Statement V for consolidated operating statistics on a combined basis, including AirTran for periods prior to the acquisition date.

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SOUTHWEST AIRLINES CO.
RETURN ON INVESTED CAPITAL (1)
(in millions)
(unaudited)

	12 Months Ended	12 Months Ended
	June 30, 2011	June 30, 2010
Operating Income, as reported	$892	$607
Add/(Deduct): Net impact from fuel contracts	65	181
Add: Acquisition and integration costs, net (2)	79	-
Add: Charge for voluntary early out program, net	-	56
Operating Income, Non-GAAP	$1,036	$844
Net adjustment for aircraft leases (3)	96	90
Adjustment for fuel hedge accounting	(130)	(141)
Adjusted Operating Income, Non-GAAP	$1,002	$793

Average Invested Capital (4)	$11,134	$10,057
Equity adjustment for fuel hedge accounting	224	604
Adjusted Average Invested Capital	$11,358	$10,661
.
ROIC, pretax	9%	7%

(1) Calculation includes the impact of the AirTran acquisition as of May 2, 2011.
(2) Net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

(3) Net adjustment related to presumption that all aircraft in fleet are owned.
(4) Average invested capital represents a five quarter average of debt, net present value of aircraft leases, and equity.

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED BALANCE SHEET (1)
(in millions) (unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$1,595	$1,261
Short-term investments	2,779	2,277
Accounts and other receivables	389	195
Inventories of parts and supplies, at cost	394	243
Deferred income taxes	-	214
Prepaid expenses and other current assets	264	89
Total current assets	5,421	4,279

Property and equipment, at cost:
Flight equipment	15,255	13,991
Ground property and equipment	2,286	2,122
Deposits on flight equipment purchase contracts	226	230
	17,767	16,343
Less allowance for depreciation and amortization	6,046	5,765
	11,721	10,578
Goodwill	971	-
Other assets	832	606
	$18,945	$15,463

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,049	$739
Accrued liabilities	1,130	863
Air traffic liability	2,149	1,198
Current maturities of long-term debt	990	505
Total current liabilities	5,318	3,305

Long-term debt less current maturities	3,242	2,875
Deferred income taxes	2,263	2,493
Deferred gains from sale and leaseback of aircraft	82	88
Other non-current liabilities	838	465
Stockholders' equity:
Common stock	808	808
Capital in excess of par value	1,219	1,183
Retained earnings	5,398	5,399
Accumulated other comprehensive loss	(107)	(262)
Treasury stock, at cost	(116)	(891)
Total stockholders' equity	7,202	6,237
	$18,945	$15,463

(1) June 30, 2011 balances include the impact of the AirTran acquisition and the preliminary purchase accounting allocation.

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (1)
(in millions)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$161	$112	$166	$123
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation and amortization	176	154	332	308
Unrealized (gain) loss on fuel derivative instruments	(129)	166	(119)	187
Deferred income taxes	95	63	123	75
Amortization of deferred gains on sale and
leaseback of aircraft	(3)	(3)	(7)	(7)
Changes in certain assets and liabilities, net of acquisition:
Accounts and other receivables	(21)	(42)	(107)	(108)
Other current assets	(46)	5	(138)	(14)
Accounts payable and accrued liabilities	67	279	305	195
Air traffic liability	64	86	576	442
Cash collateral received from (provided to) fuel
derivative counterparties	(49)	130	(20)	135
Other, net	(78)	(410)	91	(423)
Net cash provided by operating activities	237	540	1,202	913

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment to acquire AirTran, net of AirTran cash on hand	(35)	-	(35)	-
Payments for purchase of property and equipment, net	(215)	(159)	(272)	(298)
Purchases of short-term investments	(1,779)	(1,800)	(3,263)	(3,180)
Proceeds from sales of short-term investments	1,440	1,349	2,750	2,546
Net cash used in investing activities	(589)	(610)	(820)	(932)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Employee stock plans	27	23	31	35
Proceeds from termination of interest rate
derivative instrument	-	-	76	-
Payments of long-term debt and capital lease obligations	(32)	(25)	(62)	(85)
Payments of convertible debt	(81)	-	(81)	-
Payment of credit line borrowing	-	(44)	-	(44)
Payments of cash dividends	(3)	(3)	(10)	(10)
Other, net	(3)	(2)	(2)	(2)
Net cash used in financing activities	(92)	(51)	(48)	(106)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(444)	(121)	334	(125)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,039	1,110	1,261	1,114

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,595	$989	$1,595	$989

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
Fair value of equity consideration given to acquire AirTran	$523	$-	$523	$-
Fair value of common stock issued for conversion of debt	$78	$-	$78	$-

(1) Includes the impact of the AirTran acquisition as of May 2, 2011.

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SOUTHWEST AIRLINES CO.
FUEL DERIVATIVE CONTRACTS
AS OF AUGUST 1, 2011

Percent of estimated fuel consumption
covered by fuel derivative contracts
Average WTI Crude Oil
price per barrel	3Q 2011	4Q 2011
Up to $90	approx. 55%	approx. 60%
$90 to $95	approx. 45%	approx. 60%
$95 to $110 (1)	approx. 55%	approx. 45%
$110 to $120	approx. 70%	approx. 75%
Above $120	approx. 65%	approx. 65%

Estimated difference in economic jet
fuel price per gallon, above/(below)
unhedged market prices, including taxes
Average WTI Crude Oil
price per barrel	3Q 2011	4Q 2011
$85	$0.04	$0.09
$96 (1)	($0.03)	($0.02)
$115	($0.16)	($0.19)
$130	($0.33)	($0.42)

Percent of estimated fuel consumption
covered by fuel derivative contracts at
Full Year	varying WTI crude-equivalent price levels
Second Half 2011	approx. 50% (2)
2012	approx. 65% (3)
2013	over 50%
2014	over 40%
2015	over 10%

(1) Based on the third quarter 2011 average WTI forward curve and market prices as of August 1, 2011, and current estimated fuel consumption covered by fuel derivative contracts, third quarter 2011 economic fuel price per gallon, including taxes, is estimated to be approximately $3.30 per gallon, or $0.03 below market prices.

(2) Based on the second half 2011 average WTI forward curve and market prices as of August 1, 2011, the Company has approximately 50% of its estimated second half 2011 fuel consumption covered by fuel derivative contracts. If prices settle between $110 and $120 per barrel, the estimated second half 2011 fuel consumption covered by fuel derivative contracts increases to approximately 75%, and if prices settle above $120 per barrel, the coverage decreases to approximately 65%.

(3) Based on the 2012 average WTI forward curve and market prices as of August 1, 2011, the Company has approximately 65% of its estimated 2012 fuel consumption covered by fuel derivative contracts. If prices settle between $110 and $120 per barrel, the estimated 2012 fuel consumption covered by fuel derivative contracts increases to approximately 85%; if prices settle between $120 and $130 per barrel, the coverage decreases to approximately 55%; and if prices settle above $130 per barrel, the coverage decreases to approximately 35%.

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SOUTHWEST AIRLINES CO.
737 FUTURE DELIVERY SCHEDULE (a)
AS OF AUGUST 3, 2011

	The Boeing Company
	-700		-800		Purchase	Additional
	Firm Orders		Firm Orders	Options	Rights	-800s	Total

2011	6						6	(b)
2012	6		20	2		5	33
2013	25			6			31
2014	29			6			35
2015	26			1			27
2016	31			7			38
2017	5			17			22
Through 2021					98		98
Total	128	(c)	20	39	98	5	290

(a) Includes AirTran's future firm orders and options from Boeing.
(b) The Company has already taken delivery of 14 737-700 aircraft through August 2, 2011.
(c) The Company is evaluating substituting 737-800s in lieu of 737-700 firm orders currently scheduled for 2012 through 2017.

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SUPPLEMENTAL COMBINED STATEMENT I
SOUTHWEST AIRLINES CO.
SELECTED COMBINED FINANCIAL INFORMATION (1)
(in millions)
(unaudited)

	Three months ended			Six months ended
	June 30,			June 30,
			Percent			Percent
	2011	2010	Change	2011	2010	Change

OPERATING REVENUES:
Passenger	$4,113	$3,621	13.6	$7,627	$6,631	15.0
Freight	36	33	9.1	67	63	6.3
Other	258	215	20.0	483	410	17.8
Total operating revenues	4,407	3,869	13.9	8,177	7,104	15.1

OPERATING EXPENSES:
Salaries, wages, and benefits	1,173	1,077	8.9	2,271	2,072	9.6
Fuel and oil	1,631	1,152	41.6	2,925	2,160	35.4
Maintenance materials and repairs	269	251	7.2	532	476	11.8
Aircraft rentals	99	106	(6.6)	206	213	(3.3)
Landing fees and other rentals	260	251	3.6	502	480	4.6
Depreciation and amortization	182	169	7.7	352	337	4.5
Acquisition and integration	79	-	n.a.	101	-	n.a.
Other operating expenses	509	426	38.0	998	863	27.3
Total operating expenses	4,202	3,432	22.4	7,887	6,601	19.5

OPERATING INCOME	205	437	(53.1)	290	503	(42.3)

OTHER EXPENSES (INCOME):
Interest expense	56	65	(13.8)	115	128	(10.2)
Capitalized interest	(3)	(6)	(50.0)	(6)	(11)	(45.5)
Interest income	(3)	(5)	(40.0)	(7)	(7)	-
Other (gains) losses, net	(125)	187	n.a.	(97)	192	n.a.
Total other expenses	(75)	241	n.a.	5	302	n.a.

INCOME BEFORE INCOME TAXES	$280	$196	42.9	$285	$201	41.8

(1) Selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including AirTran for periods prior to the acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical financial information included in the combined presentation has been conformed to Southwest's financial statement classification where appropriate. See Note Regarding Use of Non-GAAP Financial Measures.

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SUPPLEMENTAL COMBINED STATEMENT II
SOUTHWEST AIRLINES CO.
RECONCILIATION OF SELECTED COMBINED AMOUNTS FROM SUPPLEMENTAL COMBINED STATEMENT I TO NON-GAAP ITEMS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Percent			Percent
	2011	2010	Change	2011	2010	Change

Fuel and oil expense, combined unhedged	$1,646	$1,068		$2,955	$1,993
Add/(Deduct): Fuel hedge (gains) losses included in Fuel and oil expense	(15)	84		(30)	167
Fuel and oil expense, as presented on Supplemental Combined Statement I	$1,631	$1,152		$2,925	$2,160
Add/(Deduct): Net impact from fuel contracts	(11)	(51)		6	(99)
Fuel and oil expense, combined economic	$1,620	$1,101	47.1	$2,931	$2,061	42.2

Total operating expenses, as presented on Supplemental Combined Statement I	$4,202	$3,432		$7,887	$6,601
Add/(Deduct): Net impact from fuel contracts	(11)	(51)		6	(99)
Total operating expenses, combined economic	$4,191	$3,381		$7,893	$6,502
Add: Charge for Acquisition and integration costs, net (2)	(79)	-		(98)	-
Total operating expenses, combined non-GAAP	$4,112	$3,381	21.6	$7,795	$6,502	19.9

Operating income, as presented on Supplemental Combined Statement I	$205	$437		$290	$503
Add/(Deduct): Net impact from fuel contracts	11	51		(6)	99
Operating income, combined economic	$216	$488		$284	$602
Add: Charge for Acquisition and integration costs, net (2)	79	-		98	-
Operating income, combined non-GAAP	$295	$488	(39.5)	$382	$602	(36.5)

Other (gains) losses, net, as presented on Supplemental Combined Statement I	$(125)	$187		$(97)	$192
Add/(Deduct): Net impact from fuel contracts	155	(149)		162	(116)
Other losses, net, combined non-GAAP	$30	$38	(21.1)	$65	$76	(14.5)

Income (loss) before income taxes, as presented on Supplemental Combined Statement I	$280	$196		$285	$201
Add/(Deduct): Net impact from fuel contracts	(144)	200		(168)	215
	$136	$396		$117	$416
Add: Charge for Acquisition and integration costs, net (2)	79	-		98	-
Income before income taxes, combined non-GAAP	$215	$396	(45.7)	$215	$416	(48.3)

(1) Selected combined amounts presented in this schedule include financial results for Southwest and AirTran for all periods presented, including AirTran for periods prior to the acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical financial information included in the combined presentation has been conformed to Southwest's financial statement classification where appropriate.

(2) Amounts net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

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SUPPLEMENTAL COMBINED STATEMENT III
SOUTHWEST AIRLINES CO.
SELECTED CONSOLIDATING COMBINED 2011 FINANCIAL INFORMATION (1)
(in millions)
(unaudited)

	Three months ended June 30, 2011			Six months ended June 30, 2011
	Southwest			Southwest
	Airlines Co.			Airlines Co.
	(as reported)	AirTran (2)	Combined	(as reported)	AirTran (2)	Combined
OPERATING REVENUES:
Passenger	$3,876	$237	$4,113	$6,814	$813	$7,627
Freight	36	-	36	67	-	67
Other	224	34	258	357	126	483
Total operating revenues	4,136	271	4,407	7,238	939	8,177

OPERATING EXPENSES:
Salaries, wages, and benefits	1,125	48	1,173	2,078	193	2,271
Fuel and oil	1,527	104	1,631	2,565	360	2,925
Maintenance materials and repairs	246	23	269	444	88	532
Aircraft rentals	79	20	99	125	81	206
Landing fees and other rentals	247	13	260	448	54	502
Depreciation and amortization	176	6	182	332	20	352
Acquisition and integration	58	21	79	75	26	101
Other operating expenses	471	38	509	850	148	998
Total operating expenses	3,929	273	4,202	6,917	970	7,887

OPERATING INCOME (LOSS)	207	(2)	205	321	(31)	290

OTHER EXPENSES (INCOME):
Interest expense	51	5	56	94	21	115
Capitalized interest	(2)	(1)	(3)	(5)	(1)	(6)
Interest income	(4)	1	(3)	(7)	-	(7)
Other (gains) losses, net	(113)	(12)	(125)	(54)	(43)	(97)
Total other expenses (income)	(68)	(7)	(75)	28	(23)	5

INCOME BEFORE INCOME TAXES	$275	$5	$280	$293	$(8)	$285

(1) Selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including AirTran for periods prior to the acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. See Note Regarding Use of Non-GAAP Financial Measures.

(2) Results presented for AirTran, on a standalone basis, represent periods prior to the acquisition date, conformed to Southwest's financial statement classification where appropriate.

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SUPPLEMENTAL COMBINED STATEMENT IV
SOUTHWEST AIRLINES CO.
SELECTED CONSOLIDATING COMBINED FINANCIAL INFORMATION (1)
DETAIL OF AIRLINE SECOND QUARTER 2011 RESULTS AND PURCHASE ACCOUNTING IMPACT
(in millions)
(unaudited)

	Three months ended June 30, 2011
			Purchase
	Southwest (2)	AirTran (3)	Accounting (4)	Combined (5)
OPERATING REVENUES:
Passenger	$3,413	$704	$(4)	$4,113
Freight	36	-	-	36
Other	151	107	-	258
Total operating revenues	3,600	811	(4)	4,407

OPERATING EXPENSES:
Salaries, wages, and benefits	1,027	146	-	1,173
Fuel and oil	1,310	321	-	1,631
Maintenance materials and repairs	201	68	-	269
Aircraft rentals	45	60	(6)	99
Landing fees and other rentals	217	43	-	260
Depreciation and amortization	160	16	6	182
Acquisition and integration	34	45	-	79
Other operating expenses	406	103	-	509
Total operating expenses	3,400	802	-	4,202

OPERATING INCOME (LOSS)	200	9	(4)	205

OTHER EXPENSES (INCOME):
Interest expense	44	13	(1)	56
Capitalized interest	(2)	(1)	-	(3)
Interest income	(3)	-	-	(3)
Other (gains) losses, net	(163)	38	-	(125)
Total other (income) expenses	(124)	50	(1)	(75)

INCOME (LOSS) BEFORE INCOME TAXES	$324	$(41)	$(3)	$280

(1) See Note Regarding Use of Non-GAAP Financial Measures.
(2) Results presented for Southwest exclude AirTran results for May and June 2011, and exclude the impact of purchase accounting.
(3) Results presented for AirTran include all three months, before and after the acquisition date, and exclude the impact of purchase accounting.
(4) Represents the impact of purchase accounting as of May 2, 2011.
(5) See Supplemental Combined Statement III for a reconciliation of this combined information to our historical GAAP reported amounts.

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SUPPLEMENTAL COMBINED STATEMENT V
SOUTHWEST AIRLINES CO.
RECONCILIATION OF SELECTED STANDALONE AMOUNTS FROM SUPPLEMENTAL COMBINED STATEMENT IV TO NON-GAAP ITEMS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30, 2011
	Southwest	AirTran
Fuel and oil expense, standalone unhedged	$1,307	$339
Add/(Deduct): Fuel hedge (gains) losses included in Fuel and oil expense	3	(18)
Fuel and oil expense, standalone as presented on Supplemental Combined Statement IV (2)	$1,310	$321
Add/(Deduct): Net impact from fuel contracts	(11)	-
Fuel and oil expense, standalone economic	$1,299	$321

Total operating expenses, standalone as presented on Supplemental Combined Statement IV (2)	$3,400	$802
Add/(Deduct): Net impact from fuel contracts	(11)	-
Total operating expenses, standalone economic	$3,389	$802
Add: Charge for Acquisition and integration costs (3)	(34)	(45)
Total operating expenses, standalone non-GAAP	$3,355	$757

Operating income, standalone as presented on Supplemental Combined Statement IV (2)	$200	$9
Add/(Deduct): Net impact from fuel contracts	11	-
Operating income, standalone economic	$211	$9
Add: Charge for Acquisition and integration costs (3)	34	45
Operating income, standalone non-GAAP	$245	$54

Other (gains) losses, net, standalone as presented on Supplemental Combined Statement IV (2)	$(163)	$38
Add/(Deduct): Net impact from fuel contracts	190	(35)
Other losses, net, standalone non-GAAP	$27	$3

Income (loss) before income taxes, standalone as presented on Supplemental Combined Schedule IV (2)	$324	$(41)
Add/(Deduct): Net impact from fuel contracts	(179)	35
	$145	$(6)
Add: Charge for Acquisition and integration costs (3)	34	45
Income before income taxes, standalone non-GAAP	$179	$39

(1) Selected amounts presented in this schedule are standalone non-GAAP financial results for each of Southwest and AirTran. These standalone results exclude the results of the other airline, and the impact of purchase accounting.

(2) See Supplemental Combined Schedule IV for the detail of standalone airline results and the purchase accounting impact as of May 2, 2011.
(3) No profitsharing impact. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

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SUPPLEMENTAL COMBINED STATEMENT VI
SOUTHWEST AIRLINES CO.
SELECTED CONSOLIDATING COMBINED 2010 FINANCIAL INFORMATION (1)
(in millions)
(unaudited)

	Three months ended June 30, 2010			Six months ended June 30, 2010
	(as reported)			(as reported)
	Southwest	AirTran		Southwest	AirTran
	Airlines Co.	(as conformed)	Combined	Airlines Co.	(as conformed)	Combined
OPERATING REVENUES:
Passenger	$3,016	$605	$3,621	$5,511	$1,120	$6,631
Freight	33	-	33	63	-	63
Other	119	96	215	224	186	410
Total operating revenues	3,168	701	3,869	5,798	1,306	7,104

OPERATING EXPENSES:
Salaries, wages, and benefits	946	131	1,077	1,810	262	2,072
Fuel and oil	933	219	1,152	1,754	406	2,160
Maintenance materials and repairs	194	57	251	360	116	476
Aircraft rentals	45	61	106	92	121	213
Landing fees and other rentals	206	45	251	396	84	480
Depreciation and amortization	154	15	169	308	29	337
Other operating expenses	327	99	426	661	202	863
Total operating expenses	2,805	627	3,432	5,381	1,220	6,601

OPERATING INCOME	363	74	437	417	86	503

OTHER EXPENSES (INCOME):
Interest expense	42	23	65	83	45	128
Capitalized interest	(5)	(1)	(6)	(10)	(1)	(11)
Interest income	(4)	(1)	(5)	(6)	(1)	(7)
Other (gains) losses, net	146	41	187	150	42	192
Total other expenses	179	62	241	217	85	302

INCOME BEFORE INCOME TAXES	$184	$12	$196	$200	$1	$201

(1) Selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including AirTran for periods prior to the acquisition date. Results presented for Southwest and AirTran, on a standalone basis, represent previously reported results. AirTran's historical financial information has been conformed to Southwest's financial statement classification where appropriate. See Note Regarding Use of Non-GAAP Financial Measures.

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SUPPLEMENTAL COMBINED STATEMENT VII
SOUTHWEST AIRLINES CO.
COMBINED OPERATING STATISTICS (1)
(unaudited)

	Three months ended				Six months ended
	June 30, 2011				June 30, 2011

	2011	2010	Change		2011	2010	Change
Revenue passengers carried	28,826,013	27,997,507	3.0%		54,407,408	52,308,579	4.0%
Enplaned passengers	35,559,232	34,084,746	4.3%		66,753,484	63,298,260	5.5%
Revenue passenger miles (RPMs) (000s)	27,646,263	25,403,035	8.8%		51,361,693	46,945,728	9.4%
Available seat miles (ASMs) (000s)	33,639,005	31,722,856	6.0%		63,902,550	60,015,014	6.5%
Load factor	82.2%	80.1%	2.1	pts	80.4%	78.2%	2.2	pts
Average length of passenger haul (miles)	959	907	5.7%		944	897	5.2%
Average aircraft stage length (miles)	691	671	3.0%		684	664	3.0%
Trips flown	362,691	352,352	2.9%		696,258	674,142	3.3%
Average passenger fare	$142.68	$129.33	10.3%		$140.17	$126.77	10.6%
Passenger revenue yield per RPM (cents)	14.88	14.25	4.4%		14.85	14.13	5.1%
RASM (cents)	13.10	12.20	7.4%		12.80	11.84	8.1%
PRASM (cents)	12.23	11.41	7.2%		11.93	11.05	8.0%
CASM (cents)	12.49	10.82	15.4%		12.34	11.00	12.2%
CASM, excluding fuel (cents)	7.64	7.19	6.3%		7.76	7.40	4.9%
CASM, excluding special items (cents)	12.22	10.66	14.6%		12.20	10.83	12.7%
CASM, excluding fuel and special items (cents)	7.41	7.19	3.1%		7.61	7.40	2.8%
Fuel costs per gallon, including fuel tax (unhedged)	$3.32	$2.27	46.3%		$3.14	$2.24	40.2%
Fuel costs per gallon, including fuel tax	$3.29	$2.45	34.3%		$3.11	$2.43	28.0%
Fuel costs per gallon, including fuel tax (economic)	$3.27	$2.34	39.7%		$3.11	$2.32	34.1%
Fuel consumed, in gallons (millions)	495	469	5.5%		940	886	6.1%

PRASM (Passenger unit revenue) - Passenger revenue yield per ASM
RASM (unit revenue) - Operating revenue yield per ASM
CASM (unit costs) - Operating expenses per ASM

(1) Selected operating statistics presented in this schedule on a combined basis include operations for Southwest and AirTran for all periods presented, including AirTran for periods prior to the acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical operating statistics included in the combined presentation have been conformed to Southwest's presentation where appropriate.

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NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). These GAAP financial statements include unrealized non-cash adjustments and reclassifications, which can be significant, as a result of accounting requirements and elections made under accounting pronouncements relating to derivative instruments and hedging.

As a result, the Company also provides financial information in this release that was not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. The Company provides supplemental non-GAAP financial information, including results that it refers to as “economic,” which the Company’s management utilizes to evaluate its ongoing financial performance and the Company believes provides greater transparency to investors as supplemental information to its GAAP results. The Company’s economic financial results differ from GAAP results in that they only include the actual cash settlements from fuel hedge contracts--all reflected within Fuel and oil expense in the period of settlement. Thus, Fuel and oil expense on an economic basis reflects the Company’s actual net cash outlays for fuel during the applicable period, inclusive of settled fuel derivative contracts. Any net premium costs paid related to option contracts are reflected as a component of Other (gains) losses, net, for both GAAP and non-GAAP (including economic) purposes in the period of contract settlement. These economic results provide a better measure of the impact of the Company’s fuel hedges on its operating performance and liquidity since they exclude the unrealized, non-cash adjustments and reclassifications that are recorded in GAAP results in accordance with accounting guidance relating to derivative instruments, and they reflect all cash settlements related to fuel derivative contracts within Fuel and oil expense. This enables the Company’s management, as well as investors, to consistently assess the Company’s operating performance on a year-over-year or quarter-over-quarter basis after considering all efforts in place to manage fuel expense. However, because these measures are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, the aforementioned measures, as presented, may not be directly comparable to similarly titled measures presented by other companies.

Further information on (i) the Company’s fuel hedging program, (ii) the requirements and accounting associated with accounting for derivative instruments, and (iii) the causes of hedge ineffectiveness and/or mark-to-market gains or losses from derivative instruments is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

In addition to its “economic” financial measures, as defined above, the Company has also provided non-GAAP financial measures as a result of items that the Company believes are not indicative of its ongoing operations.  These include charges for the three and six months ended June 30, 2011 of $58 million and $75 million, respectively (before the impact of profitsharing and/or taxes) related to expenses associated with the Company’s acquisition and integration of AirTran.  The Company believes that evaluation of its financial performance can be enhanced by a presentation of results that exclude the impact of these items in order to evaluate the results on a comparative basis with results in prior periods that do not include such items and as a basis for evaluating operating results in future periods.  As a result of the Company’s acquisition of AirTran, which closed on May 2, 2011, the Company has incurred and expects to continue to incur substantial charges associated with integration of the two companies.  While the Company cannot predict the exact timing or amounts of such charges, it does expect to treat the charges as special items in its future presentation of non-GAAP results.

The Company has also provided other supplemental non-GAAP financial information on a “combined basis.”  This supplemental non-GAAP financial information on a “combined basis” includes specified combined financial results of the Company and AirTran for periods prior to May 2, 2011, as if the acquisition had occurred prior to the beginning of the applicable reporting period, but excludes any impact of purchase accounting prior to May 2, 2011.  AirTran’s historical financial information included in the combined presentation has been conformed to the Company’s financial statement classification where appropriate.  The Company believes that evaluation of its financial performance can be enhanced by a presentation of combined results in order to evaluate its prior, current or future period results on a more meaningful, consistent year-over-year basis.

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